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As filed with the Securities and Exchange Commission on July 20, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	57-0923789 (I.R.S. Employer Identification No.)

2835 Kemet Way
Simpsonville, South Carolina 29681
(864) 963-6300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer
2835 Kemet Way
Simpsonville, South Carolina 29681
(864) 963-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

H. Kurt von Moltke, P.C.
Jenner & Block LLP
353 N. Clark Street
Chicago, Illinois 60654
(312) 222-9350

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging Growth Company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.01 per share	8,416,814	$15.94	$134,164,016.00	$15,550.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of common stock being registered pursuant to this registration statement.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the common stock on the New York Stock Exchange on July 14, 2017.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling securityholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 20, 2017

PROSPECTUS

8,416,814 Shares

KEMET Corporation

Common Stock

        The selling securityholder named herein may offer and sell from time to time up to 8,416,814 shares of our common stock covered by this prospectus. The selling securityholder will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

        Our registration of the shares of common stock covered by this prospectus does not mean that the selling securityholder will offer or sell any of the shares. The selling securityholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. The shares covered by this prospectus currently are subject to issuance upon exercise of a currently outstanding and exercisable warrant held by the selling securityholder. If the selling securityholder offers the shares through a broker-dealer, in an underwritten offering or otherwise, the broker-dealer may purchase from the selling securityholder a portion of the warrant, and may exercise the purchased portion of the warrant, either on a net exercise basis or for cash, and sell to the public the shares acquired upon exercise. We provide more information about how the selling securityholder may sell the shares in the section entitled "Plan of Distribution" beginning on page 9.

        Our common stock is traded on the NYSE under the symbol "KEM." On July 19, 2017 the last reported sale price of our common stock on the NYSE was $17.43 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2017.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Specific information about the terms of an offering will be included in a prospectus supplement relating to each specific offering of shares. The prospectus supplement may also add to, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        We have prepared the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein that have been filed by us with the SEC. Neither we, the selling securityholder, nor any underwriter has authorized anyone to provide you with any other information and neither we, the selling securityholder nor any underwriter takes any responsibility for other information others may give you.

        The information contained in this prospectus, in any prospectus supplement, in any free writing prospectus or in any document incorporated by reference herein and therein is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since the dates of such respective documents.

        This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

        Unless the context otherwise indicates, the terms "KEMET," "Company," "we," "us," and "our" as used in this prospectus refer to KEMET Corporation and its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

BASIS OF PRESENTATION

        Our fiscal year ends on March 31 of each year. Fiscal years are identified in this prospectus according to the calendar year in which they end. For example, references to "fiscal year 2017" or similar references refer to the fiscal year ended March 31, 2017.

i

OUR COMPANY

        We are a leading global supplier of passive components. We offer our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors.

        Our product offerings include the world's most complete line of surface mount and through-hole capacitor technologies across tantalum, ceramic, aluminum, film, and paper dielectrics, as well as noise management products, sensors and actuators. Capacitors are fundamental components of most electronic circuits and are found in communication systems, data processing equipment, personal computers, cellular phones, automotive electronic systems, defense and aerospace systems, consumer electronics, power management systems and many other electronic devices and systems. Capacitors are typically used to filter out interference, smooth the output of power supplies, block the flow of direct current while allowing alternating current to pass and for many other purposes. We manufacture a broad line of capacitors in many different sizes and configurations using a variety of raw materials. Our product line consists of over 250,000 distinct part configurations distinguished by various attributes, such as dielectric (or insulating) material, configuration, encapsulation, capacitance level and tolerance, performance characteristics and packaging. Most of our customers have multiple capacitance requirements, often within each of their products and our broad offering allows us to meet the majority of those needs independent of application and end use.

        We operate 24 production facilities in Europe, North America and Asia and employ approximately 15,000 employees worldwide. Our customer base includes most of the world's major electronics original equipment manufacturers (including Alcatel-Lucent USA Inc., Bosch Group, Cisco Systems, Inc., Continental AG, Dell Inc., HP Inc., International Business Machines Corporation, Motorola Solutions, L.M. Ericsson, Siemens AG and TRW Automotive), electronic manufacturing service providers (including Celestica Inc., Flextronics International LTD., Jabil Circuit, Inc. and Sanmina-SCI Corporation) and distributors (including TTI, Inc., Arrow Electronics, Inc. and Avnet, Inc.).

        In connection with a credit facility (as subsequently amended and restated, the "Platinum Credit Facility") we entered into in May 2009 with K Financing, LLC ("K Financing"), we issued a warrant (which we sometimes refer to herein as the "Platinum Warrant") to K Financing, which was subsequently merged with and into its affiliate K Equity, LLC ("K Equity"). The Platinum Warrant originally entitled K Equity to purchase up to 26,848,484 shares of our common stock, subject to certain adjustments, which represented 49.9% of our common equity at the time of issuance on a post-exercise basis. In December 2010, K Equity sold a portion of the Platinum Warrant equal to 10,893,608 shares which was exercised on a net exercise basis and the resulting 10,000,000 shares of which were sold by underwriters in an offering. In May 2011, K Equity sold a portion of the Platinum Warrant equal to 7,538,062 shares which was exercised on a net exercise basis and the resulting 7,000,000 shares of which were sold by underwriters in an offering. The Platinum Warrant is currently immediately exercisable for the remaining 8,416,814 shares at an exercise price of $1.04999 per share. In connection with the issuance of the Platinum Warrant, we entered into an Investor Rights Agreement (the "Investor Rights Agreement") with K Financing, which subsequently merged with and into K Equity. The Investor Rights Agreement provides K Equity with registration rights, along with certain preemptive, information and board observation rights. All outstanding amounts under the Platinum Credit Facility have been repaid and the facility has been terminated.

        Our corporate headquarters is located at 2835 Kemet Way, Simpsonville, South Carolina 29681. Our telephone number is (864) 963-6300. Our website is located at http://www.kemet.com. None of the information that appears on or is linked to or from our website is incorporated by reference into or is otherwise made a part of this prospectus. Our common stock trades on the New York Stock Exchange (the "NYSE") under the symbol "KEM".

 RISK FACTORS

        Investing in our common stock involves substantial risk. You should carefully consider all the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our common stock. In particular, we suggest you consider carefully the risk factors discussed in "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended March 31, 2017, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and the risk factors contained or incorporated by reference in any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference documents containing certain statements that are, or may be deemed to be, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements and you should not place undue reliance on these statements Words such as "expects," "anticipates," "believes," "estimates" and other similar expressions or future or conditional verbs such as "will," "should," "would" and "could" are intended to identify such forward-looking statements. Readers should not rely solely on the forward-looking statements and should consider all risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein under the captions "Risk Factors" and "Cautionary Note Regarding Forward Looking Statements" and elsewhere in those documents. The statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

        All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. We face risks that are inherent in the businesses and the market places in which we operate. While management believes these forward-looking statements are accurate and reasonable, uncertainties, risks and factors, including those discussed in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein under the captions "Risk Factors" and "Cautionary Note Regarding Forward Looking Statements" and elsewhere in those documents, could cause actual results to differ materially from those reflected in the forward-looking statements.

        Factors that may cause the actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following:

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  adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and cause a write down of long-lived assets or goodwill;

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  an increase in the cost or a decrease in the availability of our principal or single-sourced raw materials;

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  changes in the competitive environment;

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  uncertainty of the timing of customer product qualifications in heavily regulated industries;

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  economic, political or regulatory changes in the countries in which we operate;

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  difficulties, delays or unexpected costs in completing the restructuring plan;

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  acquisitions and other strategic transactions expose us to a variety of risks;

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  acquisition of TOKIN may not achieve all of the anticipated results;

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  our business could be negatively impacted by increased regulatory scrutiny and litigation;

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  difficulties in attracting and training effective employees and management;

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  the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products;

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  exposure to claims alleging product defects;

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  the impact of laws and regulations that apply to our business, including those relating to environmental matters;

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  the impact of laws relating to trade, export controls and foreign corrupt practices;

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  changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations;

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  volatility of financial and credit markets affecting our access to capital;

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  the need to reduce the total costs of our products to remain competitive;

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  potential limitation on the use of net operating losses to offset possible future taxable income;

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  restrictions in our debt agreements that could limit our flexibility in operating our business;

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  any failure of our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions;

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  additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions;

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  any economic and demographic experience for our pension plan and other post-retirement benefit plans that is less favorable than our assumptions;

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  fluctuation in distributor sales could adversely affect our results of operations; and

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  earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations.

        Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations and also could cause actual results to differ materially from those included, contemplated or implied by the forward-looking statements made, or incorporated by reference, in this prospectus, and the reader should not consider the above list of factors to be a complete set of all potential risks or uncertainties.

 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of common stock offered and sold pursuant to this prospectus. The shares offered pursuant to this prospectus are currently not outstanding but are subject to issuance upon exercise of the Platinum Warrant held by the selling securityholder.

        If the Platinum Warrant is exercised on a net exercise basis, we will not receive any proceeds. Net exercise is described further below in "Selling Securityholder."

        If the Platinum Warrant is exercised for cash, we will receive $1.04999 per share of common stock issuable upon such exercise, which is the current exercise price per share for the Platinum Warrant. If cash exercise is elected, and assuming that the Platinum Warrant is exercised for all 8,416,814 shares of common stock covered by this prospectus, we would receive proceeds of $8,837,571, which we would use for general corporate purposes.

        We, and not the selling securityholder, will pay the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but the selling securityholder will pay all discounts, commissions or brokers' fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of the shares of common stock.

SELLING SECURITYHOLDER

        This prospectus relates to the possible resale of up to 8,416,814 shares of our common stock by K Equity. K Financing received the Platinum Warrant to purchase 26,848,484 shares of our common stock, subject to certain adjustments, in connection with the entry into the Platinum Credit Facility among us, K Financing and certain of our subsidiaries. K Financing was subsequently merged with and into K Equity. In December 2010, K Equity sold a portion of the Platinum Warrant equal to 10,893,608 shares and in May, 2011, K Equity sold a portion of the Platinum Warrant equal to 7,538,062 shares. The Platinum Warrant is currently immediately exercisable for the remaining 8,416,814 shares at an exercise price of $1.04999 per share. Pursuant to its terms, the Platinum Warrant may be exercised on a net exercise basis or for cash.

        The following table sets forth information with respect to the beneficial ownership of our common stock held as of June 30, 2017 by the selling securityholder, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling securityholder assuming all the shares registered hereunder are sold and assuming that cash exercise of the Platinum Warrant is elected. The percentage ownership after the offering is based on the 47,558,784 shares of our common stock outstanding as of June 30, 2017 plus the additional 8,416,814 shares of our common stock that would be outstanding immediately after the completion of the offering assuming cash exercise of the Platinum Warrant is elected. The registration of the shares of common stock underlying the Platinum Warrant does not necessarily mean that the selling securityholder will sell all or any particular portion of the shares.

	Shares Beneficially Owned Prior to the Offering	Shares Offered Hereby	Shares Beneficially Owned After the Offering
Name	Number	Number	Number	Percentage
K Equity, LLC(1)	8,416,814	8,416,814	0	0.0%

(1)
This assumes the exercise of the Platinum Warrant on a cash exercise basis. If net exercise of the entire Platinum Warrant is instead elected, then, based on the closing bid price for our common stock of $17.43 on July 19, 2017, a total of 7,909,781 shares of our common stock would be issued to the selling securityholder (rather than 8,416,814 shares); in that case, based on such bid price and assuming a sale of all of such shares in the offering, the number of shares offered hereby would be 7,909,781, and the resulting beneficial ownership of our common stock by K Equity after such offering would still be 0.0%. The number of shares issuable upon any net exercise of the Platinum Warrant varies depending on the closing bid price for our common stock as of the trading day immediately preceding the date of exercise, so changes in such closing bid price from day to day can result in changes in the number of shares issuable upon any such net exercise. K Holdings, LLC ("K Holdings") is the sole member of K Equity; Platinum Equity Capital Partners II, L.P. ("PECP II") is the controlling member of K Holdings; Platinum Equity Partners II, LLC ("Platinum Partners") is the general partner of PECP II; Platinum Equity Investment Holdings II, LLC ("Platinum Investment") is the senior managing member of Platinum Partners; Platinum Equity, LLC ("Platinum Equity") is the sole member of Platinum Investment; and Tom Gores, a natural person, is the ultimate beneficial owner and Chairman of Platinum Equity. Each of the foregoing may be deemed to have shared power to direct the voting and disposition of the Platinum Warrant (as well as the shares of common stock underlying the Platinum Warrant) held by K Equity. Each of the foregoing disclaims beneficial ownership of the Platinum Warrant (as well as the shares of common stock underlying the Platinum Warrant) except to the extent of their respective pecuniary interest therein. The principal place of business and principal office of each of the foregoing is 360 North Crescent Drive, South Building, Beverly Hills, California 90210.

Material Relationships

        Investor Rights Agreement.    On June 30, 2009, in connection with the issuance of the Platinum Warrant, we entered into an Investor Rights Agreement (the "Investor Rights Agreement") with K Financing, which subsequently merged with and into K Equity. The Investor Rights Agreement provides K Equity with up to three demand registrations and the right to request that any registerable securities it holds be included in any registration statement we file for our own account or the account of any holder of our common stock. Pursuant to the agreement we agreed to pay registration-related fees and expenses. We also agreed to indemnify K Equity for certain losses in connection with such registrations. On December 14, 2010, the SEC declared effective a registration statement on Form S-3 for 10,000,000 of the Platinum Warrant shares, which registration statement was filed in response to K Equity's exercise of the first of its three demand registration rights, and on March 27, 2011, the SEC declared effective a registration statement on Form S-3 for 7,000,000 of the Platinum Warrant shares, which registration statement was filed in response to K Equity's exercise of the second of its three demand registration rights. In addition to registration rights, the Investor Rights Agreement grants K Equity certain information rights and the right to appoint up to two representatives, depending on its ownership percentage of our common stock, to observe our board of directors and receive materials sent to our board of directors. The Investor Rights Agreement also provides K Equity with preemptive rights in connection with any proposed issuance or sale of our common stock or securities exercisable for or convertible into shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 175,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.10 per share, the rights and preferences of which may be established from time to time by our board of directors, and zero shares of non-voting common stock, par value $0.01 per share. As of June 30, 2017, there were 47,558,784 outstanding shares of our common stock. There are currently no outstanding shares of preferred stock.

        The following description of our capital stock is only a summary, does not purport to be complete and is subject to and qualified by the full text of our restated certificate of incorporation and our amended and restated by-laws and of the applicable provisions of Delaware law.

Common Stock

        Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Our common stockholders are entitled to receive ratably any dividends that may be declared by our board of directors out of any assets or funds legally available for payment of dividends.

        We currently do not expect to pay dividends on our common stock. Future declaration and payment of dividends, if any, will be at the discretion of our board of directors and will be dependent upon our results of operations, financial condition, cash requirements, future prospects and other factors. We can give no assurance that any dividends will be declared or paid in the future.

        Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock do not have preemptive rights to purchase shares of our stock. Holders of our common stock do not have subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

        Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval.

        Our restated certificate of incorporation permits us to issue up to 10,000,000 shares of preferred stock from time to time. Subject to the provisions of our restated certificate of incorporation and limitations prescribed by law, our board of directors is authorized to issue preferred shares and to fix before issuance the number of preferred shares to be issued and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of the preferred shares, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

        The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

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  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

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  impairing the liquidation rights of the common stock; or

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  delaying or preventing a change in control without further action by the stockholders.

        As a result of these or other factors, the issuance of preferred stock could have an adverse effect on the market price of our common stock.

Anti-takeover Effects of Our Restated Certificate of Incorporation, Our Amended and Restated By-laws and Contractual Arrangements

        Our restated certificate of incorporation and our amended and restated by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

Classified Board of Directors

        Our restated certificate of incorporation divides our board of directors into three classes of directors serving staggered three-year terms. The existence of a classified board will make it more difficult for a third party to gain control of our board of directors by preventing the third party from replacing a majority of the directors at any given meeting of stockholders.

Removal of Directors and Filling Vacancies in Directorships

        Our restated certificate of incorporation and our amended and restated by-laws provide that directors may be removed for cause by the holders of a majority of shares entitled to vote. Our restated certificate of incorporation and our amended and restated by-laws provide that any vacancy on our board of directors or newly created directorship may be filled solely by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director, and that any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director's successor has been elected and qualified. The limitations on the removal of directors and the filling of vacancies may deter a third party from seeking to remove incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by such removal with its own nominees.

Stockholder Action and Meetings of Stockholders

        Our restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our restated certificate of incorporation and our amended and restated by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the affirmative vote of a majority of our board of directors, the chairman of the board or our chief executive officer. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Advance Notice Requirements for Stockholder Proposals

        Our amended and restated by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has complied with the notice procedures provided in our amended and restated by-laws.

        To be timely, a stockholder's notice must be delivered to the corporate secretary at the principal executive offices not less than 90 days prior to the first anniversary of the prior year's annual meeting of stockholders, except that, if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary, notice must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of the annual meeting is first made. Our amended and restated by-laws also specify requirements as to the form and substance of notice. These provisions may make it more difficult for stockholders to bring matters before an annual meeting of stockholders.

        Although our amended and restated by-laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Authorized but Unissued Shares

        Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action by Written Consent

        Pursuant to Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our restated certificate of incorporation provides otherwise. Our restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders.

Business Combinations with Interested Stockholders

        In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation's voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Our restated certificate of incorporation contains provisions that have the same effect as certain portions of Section 203 that relate to acquisition transactions. Our restated certificate of incorporation provides that in the case of certain mergers, sales of assets, issuances of securities, liquidations or dissolutions, or reclassifications or recapitalizations involving holders of stock representing 20% or more of the voting power of the then-outstanding shares of voting stock (other than certain existing holders of voting stock prior to our initial public offering in 1992), such transactions must be approved by 80% of the voting power of our then-outstanding voting stock entitled to vote generally in the election of the directors, unless such transactions are approved by a majority of the Disinterested Directors (as defined in our restated certificate of incorporation) or unless certain minimum price, form of consideration and procedural requirements are satisfied. Our restated certificate of incorporation provides that the affirmative vote of the holders of 80% of the voting power of our then-outstanding voting stock entitled to vote generally in the election of the directors is required to amend, alter, change, or repeal the provisions of our restated certificate of incorporation described above. These requirements of a supermajority vote to approve certain transactions and amendments to our restated certificate of incorporation could enable a minority of our stockholders to exercise veto powers over such transactions and amendments.

        Under some circumstances, Section 203 of the DGCL makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period. We have not elected to be exempt from the restrictions imposed under Section 203 of the DGCL.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

        We are registering 8,416,814 shares of our common stock for possible sale by the selling securityholder.

        The selling securityholder may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on the NYSE, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions, including by selling the Platinum Warrant or a portion thereof to underwriters, who may then exercise the Platinum Warrant or a portion thereof and offer and sell the underlying shares to investors;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; and

  •
  through any other method permitted by applicable law.

        The selling securityholder may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling securityholder and, at the time of the determination, may be higher or lower than the market price of our common stock on the NYSE or any other exchange or market.

        The shares of common stock offered hereby currently are subject to issuance upon exercise of the Platinum Warrant. If the selling securityholder offers the shares through a broker-dealer, including in an underwritten offering or otherwise, the broker-dealer may agree to purchase from the selling securityholder a portion of the Platinum Warrant, and may exercise the purchased portion of the Platinum Warrant, either for cash or on a net exercise basis, and sell to the public the shares acquired upon exercise.

        The shares may be offered to the public, from time to time, through broker-dealers acting as agent or principal, including through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of common stock (or portion of the Platinum Warrant, as applicable) will be subject to the conditions set forth in the applicable underwriting agreement. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholder or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling securityholder and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by the selling securityholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        We and the selling securityholder each may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the Investor Rights Agreement, we have agreed to indemnify the selling securityholder against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the Investor Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling securityholder will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

        Upon our notification by the selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer (or if we enter into such an agreement) for the sale of shares through a sale over the NYSE, a privately negotiated transaction, a block trade, a purchase of shares or a portion of the Platinum Warrant by an underwriter or broker-dealer or through another of the manners of offer and sale described above, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of the selling securityholder;

  •
  the number of shares being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker-dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        The selling securityholder is subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling securityholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

        To facilitate the offering of shares covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the selling securityholder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        In the ordinary course of their business activities, any underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the Company.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

        Instead of selling the shares of common stock under this prospectus, the selling securityholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Jenner & Block LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2017, and the effectiveness of the Company's internal control over financial reporting as of March 31, 2017 appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of TOKIN Corporation appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2017 have been audited by Ernst & Young ShinNihon LLC, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young ShinNihon LLC pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

        We file annual, quarterly and current reports, proxy and information statements and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet site at http://www.sec.gov that contains those reports, proxy and information statements and other information regarding us. You may also inspect and copy those reports, proxy and information statements and other information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        You can also access electronic copies of our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to those reports, free of charge, on our website at http://www.kemet.com. Access to those electronic filings is available as soon as reasonably practicable after they are filed with, or furnished to, the SEC. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus.

        You can also inspect reports, proxy and information statements and other information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended March 31, 2017, as filed with the SEC on June 1, 2017, including the information incorporated by reference from our Proxy Statement filed with the SEC on June 19, 2017 in connection with the solicitation of proxies for the Annual Meeting of Stockholders of KEMET Corporation to be held on August 2, 2017;

  •
  our Current Reports on Form 8-K, as filed with the SEC on the following dates: April 20, 2017, April 20, 2017 (as amended by that Amendment No. 1 on Form 8-K/A filed on July 5, 2017), May 1, 2017 and June 14, 2017; and

  •
  the description of our common stock, par value $0.01 per share, included in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on November 12, 2010 (File No. 001-15491), including any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus, if requested in writing or by telephone. Any such request should be directed to:

KEMET Corporation
2835 Kemet Way
Simpsonville, South Carolina 29681
Attention: Investor Relations
(864) 963-6300

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses, to be paid solely by KEMET Corporation (the "Company"), in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$15,550.00
Printing expense		(1)
Accounting fees and expense		(1)
Legal fees and expense		(1)
Miscellaneous expenses		(1)

Total		$(1)

(1)
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or, director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

        The Amended and Restated By-laws of KEMET Corporation provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

Item 16.    Exhibits.

        Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

  (i)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simpsonville, State of South Carolina, on July 20, 2017.

KEMET Corporation
By:	/s/ WILLIAM M. LOWE, JR.
	Name:	William M. Lowe, Jr.
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Lowe, Jr. and R. James Assaf, and each of them, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Name	Title	Date

/s/ PER-OLOF LOOF Per-Olof Loof	Chief Executive Officer and Director (Principal Executive Officer)	July 12, 2017
/S/ WILLIAM M. LOWE, JR. William M. Lowe, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 14, 2017
/s/ FRANK G. BRANDENBERG Frank G. Brandenberg	Director	July 12, 2017

Name	Title	Date

/s/ WILFRIED BACKES Dr. Wilfried Backes	Director	July 12, 2017
/s/ GURMINDER S. BEDI Gurminder S. Bedi	Director	July 12, 2017
/s/ JOSEPH V. BORRUSO Joseph V. Borruso	Director	July 12, 2017
/s/ JACOB KOTZUBEI Jacob Kotzubei	Director	July 12, 2017
/s/ E. ERWIN MADDREY, II E. Erwin Maddrey, II	Director	July 12, 2017
/s/ YASUKO MATSUMOTO Yasuko Matsumoto	Director	July 18, 2017
/s/ ROBERT G. PAUL Robert G. Paul	Director	July 12, 2017

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

4.1	Second Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

4.2	Amended and Restated By-laws of KEMET Corporation, effective June 5, 2008 (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated June 3, 2008).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3, filed with the SEC on October 21, 2010 (File No. 333-170073)).

5.1	Opinion of Jenner & Block LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Paumanok Publications, Inc.

23.3	Consent of Ernst & Young ShinNihon LLC.

23.4	Consent of Jenner & Block LLP (set forth in Exhibit 5.1).

24.1	Powers of attorney (included on the signature pages of this registration statement).

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or as an exhibit to a document or report incorporated by reference herein.